Pricing Supplement Dated  October 1, 1996                    Rule 424 (b)(2)
                                                             File No. 33-52157
(To Prospectus dated March 1, 1994 and                       CUSIP 66938H AB 6
Prospectus Supplement dated November 8, 1994)
(Supplement #6)
NORWEST FINANCIAL, INC.
 X    Senior
      Senior Subordinated
Medium Term Notes, Series B
(U.S. $ Fixed Rate)



Trade Date: October 1, 1996              Original Issue Date: October 4, 1996
Principal Amount:  $100,000,000.00       Net Proceeds to Issuer:$99,760,500.00
Issue Price:  99.904%
Selling Agent's Commission or Discount: $143,500.00
Interest Rate:  6.375%
Maturity Date:  October 1, 1999



Form:
 X    Book Entry              Certificated



Redemption:
 X    The Notes cannot be redeemed prior to maturity
      The Notes may be redeemed prior to maturity

Initial Redemption Date:
Initial Redemption Price:                 %
Annual Redemption Price Reduction:        %



Repayment:
 X    The Notes cannot be repaid prior to maturity
      The Notes can be repaid prior to maturity at the option of the holder of the Note

Repayment Date:
Repayment Price:                          %



Discount Note:
      Yes          X    No

Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:



Selling Agent or Dealer:  BA Securities, Inc.
     BA Securities, Inc. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by BA Securities, Inc.